Exhibit 99.1

 GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation  PG&E Corporation  Year EndedDecember 31,  (in millions)  2022  2021  PG&E Corporation's Net Income (Loss) on a GAAP basis   1,814       (88)  Income tax provision (benefit)   (1,338)   836   Other income, net   (394)      (457)  Interest expense   1,917    1,601   Interest income   (162)      (20)  Reorganization items, net   -    11   Operating Income   1,837       1,883   Depreciation, amortization, and decommissioning   3,856    3,403   Wildfire Fund expense   477       517   Wildfire-related costs, net of insurance   334    202   Prior period net regulatory impact   (16)      257   Investigation remedies   120    171   Fire Victim Trust tax benefit net of securitization   627       -   Strategic repositioning costs   90    -   PG&E Corporation's Non-GAAP Adjusted EBITDA   7,325       6,433   1. Amounts may not sum due to rounding. “Non-GAAP Adjusted EBITDA” is a non-GAAP financial measure.  2. 2021 and 2022 Non-GAAP Adjusted EBITDA differs from what was reported on February 23, 2023 (removed Bankruptcy and legal costs from the calculation).

 GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation  PG&E Corporation   Year to Date, 2023 vs. 2022  1. Amounts may not sum due to rounding. “Non-GAAP Adjusted EBITDA” is a non-GAAP financial measure.  2. 2022 and 2023 Non-GAAP Adjusted EBITDA differs from what was reported on May 4, 2023 (removed Bankruptcy and legal costs from the calculation).  Three Months EndedMarch 31,  (in millions)  2023  2022  PG&E Corporation's Net Income on a GAAP basis   572       478   Income tax benefit   (348)   (204)  Other income, net   (85)      (149)  Interest expense   602    419   Interest income   (112)      (8)  Operating Income   629    536   Depreciation, amortization, and decommissioning   1,077       972   Wildfire Fund expense   117    118   Fire Victim Trust tax benefit net of securitization   253       -   Investigation remedies   21    94   Prior period net regulatory impact   (8)      63   Strategic repositioning costs   2    -   Wildfire-related costs, net of insurance   13       73   PG&E Corporation's Non-GAAP Adjusted EBITDA   2,104    1,856